UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUANTUM ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	1311	98-0428608
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

SEC File No. 333-225892

218 N. Jefferson Street, Suite 400 Chicago, Illinois 60661
(Address, including zip code and telephone number, including area code, of principal executive offices)

Nevada Agency and Trust Company

50 West Liberty Street, Suite 880

Reno, NV 89501

(Name, address and telephone number of agent for service)

with copies to:

Jerold N. Siegan

218 N. Jefferson Street

Suite 400

Chicago, Illinois 60661

(480) 734-0337

Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

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CALCULATION OF REGISTRATION FEE

		Proposed
		maximum	Proposed maximum	Amount of
	Amount to be	offering price per	aggregate offering	registration fee
Title of each class of securities to be registered	registered	share	price	(1)

Newly Issued Common Stock to be registered as part of a Primary Offering (as defined herein)	2,000,000	$2.00	$4,000,000	$484.80
Common Stock Issued and Outstanding to be registered as a part of a Secondary Offering by certain Selling Stockholders (as defined herein)	24,680,137 (2)(3)	$0.065	$1,604,209	$194.43
TOTAL	26,680,137	—	$5,604,209	$679.23(4)

(1)	The fee is calculated by multiplying the aggregate offering amount by .000121200, pursuant to Rule 457.

(2)	Represents certain Common Stock currently outstanding to be sold by the selling stockholders.

(3)	Includes 3,116,468 shares of Common Stock reserved for issuance upon the exercise of outstanding options and warrants all of which have an exercise price of $1.00(USD) per share.

(4)	The Registrant paid $622.50 when it filed the Form S-1A on November 11, 2018. The amount due is 73.23.

THE OFFERING PRICE OF THE COMMON STOCK HAS BEEN ARBITRARILY DETERMINED AND BEARS NO RELATIONSHIP TO ANY OBJECTIVE CRITERION OF VALUE. THE PRICE DOES NOT BEAR ANY RELATIONSHIP TO OUR ASSETS, BOOK VALUE, HISTORICAL EARNINGS OR NET WORTH.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL WE WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. The securities registered hereunder, including those held by selling stockholders, may not be sold until this registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted under applicable law.

SUBJECT TO COMPLETION, Dated December__, 2018

EXPLANATORY NOTE

This sole purpose of the Amendment to the Registration Statement SEC File No. 333-225892 of Quantum Energy Inc. (Registration Statement) is to amend the Exhibit Index and to submit Exhibit 3.13. This Amendment to the Registration Statement does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, the Exhibit Index under Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibit 3.1 filed herewith. No changes are being made to the prospectus and, therefore, the prospectus has been omitted from this filing.

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Exhibit Index

Exhibit
Number	Description of Exhibit	Filing
3.1	Articles of Incorporation filed February 5, 2004	Previously Filed
3.2	By-Laws	Previously Filed
3.3	Certificate of Change filed August 31, 2005	Previously Filed
3.4	Certificate of Amendment filed May 24, 2006	Previously Filed
3.5	Certificate of Correction filed June 12, 2006	Previously Filed
3.6	Certificate of Amendment of Articles of Incorporation filed September, 16, 2013	Previously Filed
3.7	Certificate of Amendment of Articles of Incorporation filed March 20, 2014	Previously Filed
3.8	Certificate of Designation filed March 20, 2014	Previously Filed
3.9	Certificate of Designation filed April 3, 2014	Previously Filed
3.10	Certificate of Amendment of Articles of Incorporation filed June 11, 2018	Previously Filed
3.11	Certificate of Withdrawal of Certificate of Designation filed November 26, 2018	Previously Filed
3.12	Complete copy of Current Articles of Incorporation and Amendments	Previously Filed
3.13	Restated Articles of Incorporation filed December 14, 2018	Filed Herewith
5.1	Legal Opinion of Jerold N. Siegan	Previously Filed
5.2	Opinion and Consent of Jerold N. Siegan dated December 5, 2018	Previously Filed
10.1	Audit Committee Charter	Previously Filed
10.2	Compensation Committee Charter	Previously Filed
10.3	Nominating and Corporate Governance Committee Charter	Previously Filed
10.4	Mountain Top Mutual Rescission Agreement dated January 15, 2018	Previously Filed
10.5	Native Son Settlement Agreement and Mutual Release dated October 26, 2017	Previously Filed
10.6	Cancellation of Series A Preferred Stock	Previously Filed
10.7	Cancellation of Series B Preferred Stock	Previously Filed
10.8	Resignation of Lorne Keith Stemler as a director and officer	Previously Filed
10.9	Resignation of Stanley F. Wilson as a director and officer	Previously Filed
10.10	Land Contract and extension	Previously Filed
10.11	Binding Letter of Intent between Registrant and Inductance Energy Corporation dated April 10, 2018	Previously Filed
10.12	Form of subscription Agreement	Previously Filed
14.1	Code of Business Conduct and Ethics	Previously Filed
21.1	List of subsidiaries	Previously Filed
23.1	Consent of DeCoria, Maichel & Teague, CPAs	Previously Filed
23.2	Updated Consent of DeCoria, Maichel & Teague, CPAs dated August 22, 2018	Previously Filed
23.3	Consent of Jerold N. Siegan	Previously Filed
23.4	Updated Consent of DeCoria, Maichel & Teague, CPAs dated December 5, 2018	Previously Filed
23.5	Updated Legal Opinion and Consent of Jerold N. Siegan dated December 5, 2018	Previously Filed
24.1	Power of Attorney	Previously Filed

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on December 14, 2018.

Quantum Energy, Inc.

By:	/s/ Jeffrey Mallmes
Jeffrey Mallmes
Chief Executive Officer (Principal Executive Officer)

Quantum Energy, Inc.

By:	/s/ Jeffrey Mallmes
Jeffrey Mallmes
Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Jeffrey Mallmes	Chairman, President and Treasurer and director	December 14, 2018
Jeffrey Mallmes

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POWER OF ATTORNEY

We, the undersigned directors and officers of Quantum Energy, Inc. do hereby constitute and appoint Jeffrey Mallmes our true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any related registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended) hereto and we do hereby ratify and confirm that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of December 2018.

Signature	Title

/s/Andrew J. Kacic	Secretary and Director
/s/William J. Hinz	Director
/s/Richard Ethington	Director
/s/Pamela L. Bing /s/ Jeffrey Mallmes Chairman, President and Treasurer and director	Director

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